Exhibit 99.1

PACKETEER®, INC. ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

CUPERTINO, Calif. — July 21, 2005 - Packeteer®, Inc. (NASDAQ: PKTR), the global leader in WAN Application Optimization, today announced results of operations for the quarter ended June 30, 2005.

Net revenues for the second quarter 2005 were $28.2 million, compared with $28.1 million for the first quarter 2005. Net revenues for the second quarter 2004 were $21.6 million. GAAP net income for the second quarter 2005 was $4.2 million or $0.12 per diluted share. This compares to first quarter 2005 GAAP net income of $3.6 million or $0.10 per diluted share. The second quarter 2004 GAAP net income was $2.1 million or $0.06 per diluted share.

Included in the GAAP net income for the second quarter 2005 was amortization of purchased intangible assets of $400,000 and amortization of deferred stock-based compensation of $222,000, offset by $123,000 relating to the tax effect of these items, resulting in non-GAAP net income of $4.7 million or $0.14 per diluted share. Included in the GAAP net income for the first quarter 2005 was amortization of purchased intangible assets of $356,000 and amortization of deferred stock-based compensation of $230,000, offset by $105,000 relating to the tax effect of these items, resulting in non-GAAP net income of $4.1 million or $0.12 per diluted share. See our “Reconciliation of Non-GAAP Net Income to GAAP Net Income” for further information.

The balance sheet at the end of Q2 remained strong. Total cash and investments of $107.6 million at June 30, 2005 were $5.6 million higher than the balances of $102.0 million at March 31, 2005. Accounts receivable of $18.9 million at June 30, 2005 represented 61 days sales outstanding compared to 57 days sales outstanding at March 31, 2005. Total inventories were $5.7 million at June 30, 2005, compared with $4.0 million at March 31, 2005.

“During our second quarter, we continued to see solid customer demand for our solutions,” said Dave Côté, President and CEO. “While we experienced some weakness internationally, particularly in Europe, our North American business maintained its momentum. For the third quarter, we expect our revenues to demonstrate a more substantial sequential growth rate.”

A Conference Call with company management will be held July 21, 2005 at 2:00 pm Pacific Time. The call will be simulcast on the Internet at www.packeteer.com and www.fulldisclosure.com. A replay of the call will be available on the website until July 28, 2005. Management’s accompanying script will remain on the website. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer’s Investor Relations Department at (408) 873-4422.

About Packeteer

Packeteer (NASDAQ: PKTR) is the global market leader in Application Traffic Management for wide area networks. Deployed at more than 7,000 companies in 50 countries, Packeteer solutions empower IT organizations with patented network visibility, control, and acceleration capabilities delivered through a family of intelligent, scalable appliances. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at + 1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company’s website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.

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Safe Harbor Clause

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include express or implied statements regarding future revenues, revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer’s business are set forth in Packeteer’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and Packeteer’s Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.

Packeteer, PacketShaper, PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.

Investor Contact

David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com

PACKETEER, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenues
Product revenues	$21,484	$17,342	$43,783	$35,053
Service revenues	6,693	4,300	12,472	8,093

Total net revenues	28,177	21,642	56,255	43,146

Cost of revenues
Product costs	4,781	4,147	9,727	7,704
Service costs	2,276	1,485	4,144	2,825
Amortization of purchased intangible assets	400	—	756	—

Total cost of revenues	7,457	5,632	14,627	10,529

Gross profit	20,720	16,010	41,628	32,617

Operating expenses:
Research and development (includes stock- based compensation expense of $216 and $0 for the three months ended June 30, 2005 and 2004, respectively, and $434 and $0 for the six months ended June 30, 2005 and 2004, respectively)	5,463	3,791	10,651	7,265
Sales and marketing (includes stock- based compensation expense of $4 and $0 for the three months ended June 30, 2005 and 2004, respectively, and $14 and $0 for the six months ended June 30, 2005 and 2004, respectively)	9,300	8,679	19,209	16,840
General and administrative (includes stock- based compensation expense of $2 and $0 for the three months ended June 30, 2005 and 2004, respectively, and $4 and $0 for the six months ended June 30, 2005 and 2004, respectively)	1,292	1,397	3,243	2,835

Total operating expenses	16,055	13,867	33,103	26,940

Operating income	4,665	2,143	8,525	5,677

Other income, net	609	171	1,111	364

Income before provision for income taxes	5,274	2,314	9,636	6,041

Provision for income taxes	1,046	230	1,831	603

Net income	$4,228	$2,084	$7,805	$5,438

Basic net income per share	$0.13	$0.06	$0.23	$0.17

Diluted net income per share	$0.12	$0.06	$0.22	$0.16

Shares used in computing basic net income per share	33,747	32,921	33,647	32,797

Shares used in computing diluted net income per share	34,993	34,428	35,103	34,552

PACKETEER, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Non-GAAP net income	$4,727	$2,084	$8,785	$5,438

Amortization of purchased intangible assets	(400)	—	(756)	—
Amortization of deferred stock-based compensation	(222)	—	(452)	—
Tax impact of above	123	—	228	—

GAAP net income	$4,228	$2,084	$7,805	$5,438

Basic non-GAAP net income per share excluding amortization of purchased intangible assets and amortization of deferred stock-based compensation, net of taxes	$0.14	$0.06	$0.26	$0.17

Diluted non-GAAP net income per share excluding amortization of purchased intangible assets and amortization of deferred stock-based compensation, net of taxes	$0.14	$0.06	$0.25	$0.16

Shares used in computing basic net income per share	33,747	32,921	33,647	32,797

Shares used in computing diluted net income per share	34,993	34,428	35,103	34,552

PACKETEER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004
Assets:
Cash, cash equivalents and investments	$107,607	$92,197
Accounts receivable, net	18,905	16,828
Inventories	5,722	3,106
Property and equipment, net	2,877	3,066
Other assets	3,970	5,905
Goodwill and other intangible assets, net	15,957	16,690

Total assets	$155,038	$137,792

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued liabilities	$19,232	$19,295
Deferred rent and other	430	381
Deferred revenue	22,026	16,157

Total liabilities	41,688	35,833

Stockholders’ equity	113,350	101,959

Total liabilities and stockholders’ equity	$155,038	$137,792

PACKETEER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2005	2004
Net cash provided by operating activities	$15,123	$11,889
Net cash used in investing activities	(3,791)	(6,883)
Net cash provided by financing activities	3,090	2,225

Net increase in cash and cash equivalents	14,422	7,231

Cash and cash equivalents at beginning of period	15,666	25,664

Cash and cash equivalents at end of period	30,088	32,895

Investments	77,519	66,608

Total cash, cash equivalents and investments	$107,607	$99,503